Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Amendment "15235-/4 40 /23 *+$&+( -/. *+$&,%# USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY ,;CE=<=87E; A< +?;@9?;@E EA +CE=8>;D A< /@8ACBAC7E=A@ .AC 0;F797 2CA<=E ,ACBAC7E=A@D (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: 2. The articles have been amended as follows: (provide article numbers, if available) 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Time: (must not be later than 90 days after the certificate is filed) ’$ Effective date and time of filing: (optional) Date: ($ Signature: (required) Signature of Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of This form must be accompanied by appropriate fees. State Amend Profit-After Revised: 1-5-15 X +1;1315+ +1;1315+ Apricus Biosciences, Inc. 1. Article FIRST of the Amended and Restated Articles of Incorporation of Apricus Biosciences, Inc. (the "Corporation"), as heretofore amended, is hereby amended to read in its entirety as follows: "FIRST: The name of the corporation is Seelos Therapeutics, Inc. (the "Corporation")." In excess of a majority January 24, 2019 5:01 a.m. Pacific